Exhibit 99.1

Sourcefire Announces 2008 Second Quarter Results

Revenues for the Quarter Grew to $16.0 Million from Year Ago Level of $11.3 Million

Gross Profit Remains Strong at 77% of Revenues

COLUMBIA, Md.--(BUSINESS WIRE)--Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in Enterprise Threat Management, today announced financial results for its second fiscal quarter and six months ended June 30, 2008.

John Burris, Sourcefire’s new Chief Executive Officer stated, “I want to thank Wayne Jackson, former CEO, for his transition support and acknowledge the strong second quarter results that featured 42% top line growth.”

Financial Highlights

  Total Revenues - Revenues for the second quarter of 2008 were $16.0 million compared to $11.3 million in the second quarter of 2007, an increase of 42%. Revenues for the six months ended June 30, 2008 were $29.7 million compared to $21.7 million for the same period last year, an increase of 37%.
  Gross Profit - Gross profit for the second quarter of 2008 increased 38% to $12.3 million, or 77% of revenues, compared to $8.9 million, or 79% of revenues, in the second quarter of 2007. Gross profit for the six months ended June 30, 2008 increased 34% to $23.0 million, or 77% of revenues, compared to $17.1 million, or 79% of revenues, for the same period last year.
  Net Loss - The Company’s net loss, determined in accordance with generally accepted accounting principles (GAAP), for the second quarter of 2008 was $3.1 million compared with GAAP net loss of $1.1 million in the second quarter of 2007. The GAAP net loss for the six months ended June 30, 2008 was $6.6 million compared with GAAP net loss of $3.6 million for the same period last year.
  Net Loss Attributable to Common Stockholders - GAAP net loss attributable to common stockholders includes the accretion of our preferred stock up until the time of our initial public offering in the first quarter of 2007. Therefore, the only period in which GAAP net loss attributable to common stockholders differed from GAAP net loss was the six months ended June 30, 2007. GAAP net loss attributable to common stockholders was $3.1 million in the second quarter of 2008, or a loss of $0.12 per share, compared with GAAP net loss attributable to common stockholders of $1.1 million, or a loss of $0.05 per share, in the second quarter of 2007. GAAP net loss attributable to common stockholders for the six months ended June 30, 2008 was $6.6 million, or a loss of $0.27 per share, compared with GAAP net loss attributable to common stockholders of $4.5 million, or a loss of $0.27 per share, for the same period last year.

  Balance Sheet - As of June 30, 2008 the Company’s cash, cash equivalents and available-for-sale investments totaled $104.1 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Sourcefire’s management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company’s operating performance. These items share one or more of the following characteristics: they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

  Adjusted Net Loss - Adjusted net loss, which excludes stock-based compensation expense and costs associated with the transition to our new chief executive officer, was $1.9 million, or a loss of $0.07 per share, in the second quarter of 2008, compared to an adjusted net loss of $0.4 million, or a loss of $0.02 per share, in the second quarter of 2007. Adjusted net loss for the six months ended June 30, 2008 was $4.1 million, or a loss of $0.16 per share, compared with adjusted net loss of $2.4 million, or a loss of $0.15 per share, for the same period last year.

Recent Company Highlights

  Introduced the Sourcefire 3D™ System 4.8 – Continuing the Company's tradition of delivering innovative solutions that enable customers to improve security while reducing management requirements, the Sourcefire 3D System 4.8 will provide users with a new customizable, role-based Dashboard and superior automation.
  Won Prestigious SC Magazine Award – Sourcefire won the Product Award category for "Best Network Security" for Snort from the SC Magazine Awards 2008 Europe. These highly acclaimed and prestigious awards are designed to reward excellence and innovation in the IT Security industry. In total, Sourcefire was short-listed for three awards. In the Product Awards, Snort won the "Best Network Security" category and the Sourcefire 3D™ System was nominated for "Best Security Management." In the Professional Awards, Sourcefire was nominated for "Best Security Company."
  Announced New EMEA Channel Program – Sourcefire introduced a tiered channel program with three levels, ranging from premier partners who have the highest level of expertise and accreditation in best-of-breed security solutions, through to those organizations that Sourcefire deals with on a more occasional basis.
  Named to eWeek's Top 100 Most Influential People in IT List – Company founder and CTO Martin Roesch was named to eWeek's Top 100 Most Influential People in IT list, which also includes industry luminaries Larry Ellison, Steve Jobs, Steve Ballmer, and Michael Dell.

  Awarded Two Scholarships Recognizing the Use of SNORT as an Educational Tool - Sourcefire announced the winners of its fourth annual Snort Scholarship Program, two $5,000 scholarships to deserving university students who are using Snort to further their educational and real-world experience in network security.
  Continued to Lead the Industry in Same Day Patch Coverage – The Sourcefire Vulnerability Research Team (VRT) has consistently created, tested and delivered Snort rules designed to detect attacks targeting disclosed Microsoft vulnerabilities the same day they are announced.
  Held 2008 Annual Stockholder Meeting – Stockholders re-elected Martin Roesch, Tim Guleri and John Burris to serve on the Company's board of directors until the 2011 annual meeting of stockholders. Stockholders also ratified the selection of Ernst & Young LLP to continue to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.
  Launched BOSS 2009 (Best of Open Source Security Conference) – Scheduled to run concurrently with Sourcefire's annual customer summit, the BOSS Conference will be held February 8-10, 2009 in Las Vegas. As the first IT security conference dedicated to promoting open source security technologies and the commercial products that embrace them, the BOSS Conference brings together passionate open source security advocates and innovative users, integrators and experts under the same roof to share ideas and experiences.

Third Quarter 2008 Outlook

Based on information as of July 31, 2008, Sourcefire is establishing guidance for the third quarter of 2008 for revenue in the range of $17.0 million to $18.0 million, net loss per share in the range of $0.13 to $0.16 and adjusted net loss per share in the range of $0.07 to $0.10. Our forecast of adjusted net loss per share excludes stock-based compensation expense in the expected range of $1.5 million to $1.6 million. This figure includes the stock-based compensation costs of approximately $450,000 resulting from the acceleration of vesting of stock awards for our former chief executive officer effective as of July 14, 2008.

Conference Call and Webcast

On Thursday, July 31, 2008 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these second quarter results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 800-573-4752
Calling from other countries: 617-224-4324
Pass code: 44632122

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach – Discover, Determine, Defend – to securing real networks. This ETM approach equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike – with more than 40 awards and accolades. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™, CLAMAV™, SOURCEFIRE SOLUTIONS NETWORK™, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our financial results for the third quarter of 2008. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the third quarter of 2008 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Products	$8,677	$6,050	$15,528	$11,700
Technical support and professional services	7,341	5,210	14,141	10,015
Total revenue	16,018	11,260	29,669	21,715
Cost of revenue:
Products	2,479	1,588	4,476	3,144
Technical support and professional services	1,197	749	2,238	1,477
Total cost of revenue	3,676	2,337	6,714	4,621
Gross profit	12,342	8,923	22,955	17,094

Operating expenses:
Research and development	3,147	2,680	6,258	5,181
Sales and marketing	7,945	5,870	15,179	11,817
General and administrative	4,531	2,420	8,945	4,748
Depreciation and amortization	585	388	1,077	750
Total operating expenses	16,208	11,358	31,459	22,496
Loss from operations	(3,866)	(2,435)	(8,504)	(5,402)
Other income, net	781	1,396	1,985	1,887
Loss before income taxes	(3,085)	(1,039)	(6,519)	(3,515)
Income tax expense	39	58	101	70
Net loss	(3,124)	(1,097)	(6,620)	(3,585)
Accretion of preferred stock	-	-	-	(870)
Net loss attributable to common stockholders	$(3,124)	$(1,097)	$(6,620)	$(4,455)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.12)	$(0.05)	$(0.27)	$(0.27)

Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	25,154,568	24,008,512	24,960,471	16,358,746

Note: Compensation cost under SFAS 123(R) for the three and six months ended June 30, 2008 and 2007 is included in the Consolidated Statements of Operations as follows (in thousands):
(unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of revenue (product)	$9	$2	$16	$4
Cost of revenue (services)	11	7	32	12
Stock-based compensation expense included in cost of revenue	20	9	48	16

Research and development	167	88	341	169
Sales and marketing	299	246	642	455
General and administrative	395	324	772	550
Stock-based compensation included in operating expenses	861	658	1,755	1,174
Total stock-based compensation expense	$881	$667	$1,803	$1,190

Sourcefire, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2008	2007
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$39,224	$33,071
Short-term investments	59,117	69,816
Accounts receivable, net of allowance for doubtful accounts of $110 in 2008 and $160 in 2007	14,562	20,689
Inventory	5,170	4,863
Prepaid expenses and other current assets	2,762	2,651
Total current assets	120,835	131,090

Property and equipment, net	7,511	4,041
Intangible assets, net of accumulated amortization	529	592
Investments	5,794	4,140
Restricted cash	-	1,000
Other assets	1,300	815
Total assets	$135,969	$141,678

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,752	$5,930
Accrued compensation and related expenses	3,752	3,151
Other accrued expenses	2,602	1,458
Current portion of deferred revenue	18,128	18,417
Other current liabilities	865	832
Total current liabilities	28,099	29,788

Deferred revenue, less current portion	2,853	2,610
Other long-term liabilities	92	86
Total liabilities	31,044	32,484
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2008 and December 31, 2007	-	-
Common stock, $0.001 par value; 240,000,000 shares authorized; 25,416,858 and 24,642,433 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	25	24
Additional paid-in capital	156,003	153,693
Accumulated deficit	(51,143)	(44,523)
Accumulated other comprehensive income	40	-
Total stockholders' equity	104,925	109,194
Total liabilities and stockholders' equity	$135,969	$141,678

Sourcefire, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2008	2007
Operating activities
Net loss	$(6,620)	$(3,585)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,092	766
Non-cash stock-based compensation	1,803	1,191
Amortization of premium on investments	(656)	(374)
Realized gain from sale of investments	(23)	-
Changes in operating assets and liabilities:
Accounts receivable	6,126	5,757
Inventory	(252)	(1,335)
Prepaid expenses and other assets	(596)	(1,523)
Accounts payable	(3,178)	(1,472)
Accrued expenses	2,745	17
Deferred revenue	(46)	1,255
Other liabilities	39	338
Net cash provided by operating activities	434	1,035

Investing activities
Purchase of property and equipment	(4,552)	(1,758)
Purchase of investments	(49,580)	(57,568)
Proceeds from maturities of investments	56,113	11,900
Proceeds from sales of investments	3,230	-
Net cash provided by (used in) investing activities	5,211	(47,426)

Financing activities
Borrowings of long-term debt	-	113
Repayments of long-term debt	-	(1,424)
Proceeds from issuance of common stock, net of underwriters' discount of $6,495	-	86,288
Proceeds from exercise of stock options	498	44
Excess tax benefits relating to share-based payments	10	-
Payment of equity offering costs	-	(1,333)
Net cash provided by financing activities	508	83,688
Net increase in cash and cash equivalents	6,153	37,297
Cash and cash equivalents at beginning of period	33,071	13,029
Cash and cash equivalents at end of period	$39,224	$50,326

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Reconciliation to adjusted net income (loss):
Net loss	(3,124)	(1,097)	(6,620)	(3,585)
Stock-based compensation expense	881	667	1,803	1,190
Chief Executive Officer transition costs	386	-	742	-
Adjusted net loss	$(1,857)	$(430)	$(4,075)	$(2,395)

Adjusted net loss per share	$(0.07)	$(0.02)	$(0.16)	$(0.15)

Basic and diluted weighted average number of shares	25,154,568	24,008,512	24,960,471	16,358,746

CONTACT:
Investor Contact:
Sourcefire, Inc.
Tania Almond
Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com
or
Media Contact:
Welz & Weisel Communications
Tony Welz
Principal
703-218-3555 x226
tony@w2comm.com